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                                                                EXHIBIT 10.40

                            STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made and entered into on November 26, 1997, between CHRISTOPHER E. EDGECOMB ("Shareholder"), and STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("Company") with reference to the following facts:

                                   RECITALS

     A. Company is lending shareholder $8,000,000 pursuant to that certain Promissory Note Secured by Share of Stock of even date (the "Note") with this Pledge Agreement.

     B. The parties have agreed that 1,000,000 of Shareholder's shares in the Company (the "Shares") shall be pledged as security on the Note.

                                   AGREEMENT

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.   GRANT OF SECURITY INTEREST

     Shareholder grants a security interest to Company in the following (collectively, the "Collateral"):

     1.1  SHARES. The Shares;

     1.2 REPLACEMENT SHARES. Any and all new or substituted shares, other securities or other property distributed with respect to the Shares as a result of any merger, consolidation or reorganization of the Company or any recapitalization, stock dividend, stock split-up, reclassification or other change declared or made in the capital structure of the Company; and

     1.3 DISTRIBUTIONS. Subject to the provisions of Section 4, below, all income and profits from, distributions on, and proceeds of, the Shares, and any sums paid upon or in respect of any of the Shares upon the liquidation or dissolution of the Company.

2.   PERFECTION OF SECURITY INTEREST

     2.1 DELIVERY OF SHARE CERTIFICATE. In order to perfect the security interest granted to Company, concurrently with its execution of this Pledge Agreement, Shareholder shall deliver to Company an undated Stock Power in the form attached as EXHIBIT A with respect to the Shares, duly executed in blank.

     2.2 DELIVERY OF ADDITIONAL PROPERTY. If at any time during the term of this Pledge Agreement Shareholder receives or becomes entitled to receive any stock certificate evidencing all or any portion of the Shares, or any other certificates, documents, instruments, money or property constituting Collateral, Shareholder agrees to accept the same as agent for Company, to hold the same in trust on behalf of Company and to deliver the same promptly to Company in the exact form received with any appropriate endorsements, along with undated stock powers duly executed in blank where appropriate.

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3.   SECURED OBLIGATIONS

     The security interest granted by Shareholder to Company hereunder is given as Collateral for the performance by Shareholder of all of his obligations and liabilities under this Pledge Agreement and the Note.

4.   EVENTS OF DEFAULT

     An Event of Default shall exist under this Pledge Agreement if Shareholder breaches any of his obligations under this Pledge Agreement and such breach continues for a period of five days after written notice of breach, specifying the basis therefor, has been given to Shareholder by Company, or the Shareholder breaches any of his obligations under the Note.

5.   REMEDIES OF COMPANY

     Upon the occurrence of an Event of Default under Section 4. Company may take any action(s) pertaining to the Collateral as may be permitted under the California Uniform Commercial Code.

6.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     6.1 POWER AND AUTHORITY TO CREATE LIEN. Shareholder represents and warrants to Company that (a) Shareholder is the legal record and beneficial owner of, and has good title to, the Shares, (b) Shareholder has full power to pledge all of the Shares pursuant to this Pledge Agreement, and (c) the pledge of the Shares pursuant to this Pledge Agreement creates a valid, first security interest in the Company, and the proceeds thereof, subject to no other liens or agreements purporting to create a security interest in favor of any third party.

     6.2 DEFENSE OF TITLE. Shareholder covenants and agrees to defend the right, tide and security interest of Company in the Collateral and the proceeds thereof against the claims and demands of all persons.

7.   TERMINATION

     7.1 EXPIRATION OF SECURITY INTEREST. Unless Company has exercised its remedies in accordance with the provisions of Section 5, above, this Pledge Agreement shall terminate upon payment in full of the obligations secured hereby in accordance with their terms.

     7.2 SURRENDER OF COLLATERAL. Upon satisfaction in full of the Shareholder's obligation to the Company as set forth in the Note, Company shall return to Shareholder any of the Collateral then in possession of Company.

8.   GENERAL PROVISIONS

     8.1 WAIVER. Neither the acceptance of any partial or delinquent payment by Company nor Company's failure to exercise any of its rights or remedies upon an Event of Default by Shareholder shall constitute a waiver of such default, a modification of this Pledge Agreement or a waiver of Shareholder's Obligations under this Pledge Agreement.

     8.2 BINDING EFFECT. All of the terms, conditions and provisions of this Pledge Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors, assigns and personal representatives of each of the parties.

     8.3 ATTORNEY'S FEES. Should any action or proceeding be brought to construe or enforce the terms and conditions of this Pledge Agreement or the rights of the parties hereunder, the party


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prevailing in such action or proceeding shall be entitled to recover all court costs and reasonable attorney's fees.

     8.4 FURTHER ASSURANCES. Each of the parties hereto agrees to perform all such acts (including, but not limited to, executing and delivering any necessary or appropriate instruments and documents) as may reasonably be necessary or appropriate to effectuate fully the purposes and intent of this Pledge Agreement.

     8.5 GOVERNING LAW. This Pledge Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder shall be governed by the laws of the State of California.

     8.6 COMPLETE AGREEMENTS. The provisions of this Pledge Agreement constitute the entire understanding and agreement between the parties regarding its subject matter. It may not be altered, amended or extended except by instrument in writing signed by the parties hereto after the execution of this Pledge Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Pledge Agreement on the date set forth opposite their respective names.


                                       SHAREHOLDER



                                       /s/ Christopher E. Edgecomb
--------------------------------       ------------------------------------
Date                                   Christopher E. Edgecomb


                                       COMPANY

                                       STAR Telecommunications, Inc.,
                                       a Delaware corporation


                                       /s/ Mary Casey
--------------------------------       ------------------------------------
Date                                              Mary Casey, President


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